Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated March 8, 2021, relating to the financial statements and effectiveness of internal control over financial reporting, which appear in Old Second Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Chicago, Illinois

October 19, 2021